                                                                    EXHIBIT 99.1


[Z-TEL LOGO]


FOR IMMEDIATE RELEASE                           Contact: Trey Davis
                                                         Chief Financial Officer
                                                         813.273.6261

              Z-TEL ANNOUNCES FIRST QUARTER 2004 FINANCIAL RESULTS
     ----------------------------------------------------------------------

    AOL MARKETING PARTNERSHIP ESTABLISHED, MARKETING TRIALS LAUNCH THIS MONTH
                  $25 MILLION TEXTRON CREDIT FACILITY EXECUTED
                CIRCUIT CITY BECOMES A BUSINESS SERVICES CUSTOMER


          TAMPA, Fla. (May 13, 2004) - Z-Tel Technologies, Inc. (Nasdaq: ZTEL), parent company of Z-Tel Communications, Inc., a leading provider of local, long distance and enhanced telecommunications services, today released its financial results for the first quarter of 2004. For the three-month period ended March 31, 2004, the company reported revenues of $68.5 million, compared to $60.9 million for the prior-year period. Net loss from operations was $10.4 million versus $3.1 million for the prior-year period. Net loss attributable to common stockholders was $14.8 million, or $0.41 per share, compared to $7.4 million, or $0.21 per share, for the first quarter of 2003. The company reported negative EBITDA (earnings before interest, taxes, depreciation and amortization) for first quarter of 2004 of $4.6 million, compared with a positive $2.8 million for the prior-year period. A full reconciliation of EBITDA to net loss is set forth in the financial tables below. The company attributed much of the loss to non-recurring items, development costs associated with its planned launch of voice over Internet protocol (VoIP) services and expenses associated with a newly formed and previously unannounced marketing relationship with AOL. In addition, the company announced it has secured a $25 million credit facility from Textron Financial.

         Gregg Smith, president and chief executive officer remarked, "As we indicated in our fourth quarter earnings release, our first quarter financial and operating results reflect our investments to expand our wholesale and business units and to prepare for our exciting voice over Internet protocol initiatives we expect to launch during the current quarter. In addition, we invested significantly to expand our human resources to meet the anticipated demands of our new partnership with AOL. We are very pleased with the progress made during the first quarter and with the potential represented by each of these opportunities.

"Consistent with our plan to shift away from being a UNE-P-only provider, we concentrated our efforts during the first quarter on preparing for our VoIP launch in the Tampa and Atlanta markets by June. With a full sales force operating in Tampa and soon to be completed in Atlanta, we began delivering service to our initial customers the first week in May. We focused the balance of our resources during the first quarter on developing additional business clients on our UNE-P platform. We are pleased to announce that Circuit City Stores and Michaels Stores have decided to take advantage of our Managed Local Service product at their locations and that Choice Hotels has selected us as their endorsed local services vendor.

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ZTEL Q1 2004 Earnings
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May 13, 2004



Importantly, we are obtaining clients within this part of our business services unit that we can potentially convert to our VoIP platform as we turn up various markets.

         "Today we commenced a trial promotion with AOL. The product being offered is called 'AOL AnyDistance Calling powered by Z-Tel.' That's the resource intensive initiative that we talked about in our last earnings call. Key aspects of the promotion include:

         (a) AOL will market this offer to select subscribers in a half dozen or so states through multiple channels;

         (b) AOL subscribers will obtain a substantial discount for being both Z-Tel and AOL subscribers;

         (c) We have no direct marketing costs except for the costs of accepting and provisioning orders; and

         (d) We expect a substantial majority of the customers to pay via credit card.

         "We need to caution that this is just a trial, and that AOL does lots of trials for lots of products and partners, but nevertheless we are pleased about how the relationship with them has moved from promise to reality and what it might bode for future collaboration with them. The details of the offer can be found on AOL, keyword AOL AnyDistance."

         Trey Davis, chief financial officer, stated, "Within the context of the strategic shift that we are making, we are pleased with our results for the first quarter. A variety of non-recurring items helped depress our reported results for the quarter, including accruals for potential liabilities attributable to various on-going tax audits, litigation and billing disputes. While most of these issues are not yet fully resolved, we determined that it would be prudent to establish some reserves at this point.

         "Our company is also incurring a significant amount of operating expenditures related to the launch of our VoIP services which should be rolled out by June in at least two markets. To date we have expensed all of these operating expenditures as they were incurred.

         "As we have indicated to some extent before, our consumer unit (UNE-P and 1+ consumer lines) will increasingly be used as a vehicle to fund our growth and development into our business services, wholesale and VoIP businesses. By doing so, we think we can expand into these businesses at a more rapid rate than would otherwise be the case and, in the case of our VoIP initiatives, potentially move from cash drain to a cash generator more quickly."

         "We are also very pleased to announce that we have successfully restructured our working capital facility with Textron Financial from a factoring facility into a traditional asset-based line of credit. We recently entered into a three-year agreement with Textron for a $25 million facility, which will be an extension of what has been almost a four-year relationship. In doing so, Textron worked out a deal structure that should allow us to meet our financial


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ZTEL Q1 2004 Earnings
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May 13, 2004



covenants over the balance of the year, considering anticipated cash flow demands over the next two quarters, primarily because of the AOL relationship and the speed with which we expect to pursue additional VoIP markets. We are pleased to have Textron as a financial partner into 2007."

         The company reported that it ended the first quarter with just under $12 million in cash on hand, down marginally from the year-end cash balance. Capital expenditures totaled approximately $2.4 million during the first quarter.

         Smith commented, "Of our year to date accomplishments, I am most pleased by the progress that we have made toward getting VoIP launched in two markets. We are on pace to get the Tampa and Atlanta markets turned up by the end of the second quarter, and we have already elected to expand those deployments to include other peripheral markets such as Birmingham, Knoxville and Orlando. We expect full deployment of all peripheral markets to occur by August."

         Smith concluded, "Our company continues to evolve from a traditional UNE-P-only concern into a full communications provider that has a diverse set of access methods, a unique set of services and an impressive list of business partners. We are looking forward to the successful transformation, which we expect will create value for our shareholders and other stakeholders."

ABOUT Z-TEL

Z-Tel offers consumers and businesses nationwide enhanced wire line and broadband telecommunications services. All Z-Tel products include proprietary services, such as Web-accessible, voice-activated calling and messaging features, which are designed to meet customers' communications needs intelligently and intuitively. Z-Tel is a member of the Cisco Powered Network Program and makes its services available on a wholesale basis to other communications and utility companies, including Sprint. For more information about Z-Tel and its innovative services, please visit www.ztel.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. The words "believe," "anticipate," "intend," "expect," "estimate," "project" and similar expressions are intended to identify forward-looking statements. Forward-looking statements describe our expectations today of what we believe is most likely to occur or may be reasonably achievable in the future, but they do not assure any future occurrence and may turn out to be wrong. Forward-looking statements are subject to both known and unknown risks and uncertainties and can be affected by inaccurate assumptions we might make. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially. Accordingly, we caution you that anticipated growth


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ZTEL Q1 2004 Earnings
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May 13, 2004



from our relationship with Sprint may not occur, because of competition and other factors our business services may not continue to have strong appeal to multi-location companies, prospective customers may not become actual customers, our planned VoIP initiative may not enhance our business services growth, our launch of VoIP services in Florida and Georgia might not be successful or may encounter unexpected delays, our initiatives to improve liquidity may not be consummated as planned, expected economies of scale may not arise and expected growth in UNE-P lines as a result of the AOL relationship may not occur. We do not undertake any obligation to publicly update any forward-looking statements to reflect new information or future events or occurrences. These statements reflect our current views with respect to future events and are subject to risks and uncertainties about us, including risk factors that are described in detail in Z-Tel's 2003 Annual Report on Form 10-K filed on March 30, 2004, and in Z-Tel's other filings with the Securities and Exchange Commission.


                      RECONCILIATION OF EBITDA TO NET LOSS
                                 (IN THOUSANDS)

         Consistent with Securities and Exchange and Commission's Regulation G, the following table provides a reconciliation of EBITDA to the Generally Accepted Accounting Principles (GAAP) measure of net income. EBITDA is not a measure under GAAP, is not meant to be a replacement for GAAP and should not be considered as an alternative to net income as a measure of performance or to cash flows as a measure of liquidity. We have included EBITDA data to assist in understanding our operating results. EBITDA is a measure commonly used in the telecommunications industry, and many securities analysts use EBITDA as a way of evaluating our financial performance.

                                                 THREE MONTHS ENDED
                                                     MARCH 31,
                                                 2004          2003
                                               --------      --------
Net loss                                       $(10,384)     $ (3,105)
Interest income                                    (841)         (918)
Interest expense                                  1,270           751
Depreciation and amortization                     5,311         6,027
                                               --------      --------
EBITDA                                         $ (4,644)     $  2,755
                                               ========      ========


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ZTEL Q1 2004 Earnings
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May 13, 2004


                    Z-Tel Technologies, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                        (In thousands, except share data)
                                   (Unaudited)


                                                                                MARCH 31,     DECEMBER 31,
                                                                                  2004            2003
                                                                               ---------      ------------
ASSETS
Current assets:
  Cash and cash equivalents                                                    $  11,862       $  12,013
  Accounts receivable, net of allowance for doubtful
    accounts of $13,129 and $13,804                                               18,601          24,600
  Prepaid expenses and other current assets                                        4,397           7,664
                                                                               ---------       ---------
    Total current assets                                                          34,860          44,277

Property and equipment, net                                                       36,625          39,069
Intangible assets, net                                                             1,829           2,287
Other assets                                                                       3,709           3,820
                                                                               ---------       ---------

    Total assets                                                               $  77,023       $  89,453
                                                                               =========       =========

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED
  STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued liabilities                                     $  60,688       $  59,230
  Deferred revenue                                                                 8,502          11,068
  Current portion of long-term debt
    and capital lease obligations                                                  3,634           5,415
                                                                               ---------       ---------
     Total current liabilities                                                    72,824          75,713

Long-term deferred revenue                                                           390             361
Long-term debt and capital lease obligations                                         356             116
                                                                               ---------       ---------

  Total liabilities                                                               73,570          76,190
                                                                               ---------       ---------

Mandatorily redeemable convertible preferred stock, $.01 par value;
  50,000,000 shares authorized; 8,855,089 issued; 8,738,422 and 8,855,089
  outstanding (aggregate liquidation value of $161,579 and $158,779)             148,459         144,282
                                                                               ---------       ---------

Commitments and contingencies

Stockholders' deficit:
 Common stock, $.01 par value; 150,000,000
  shares authorized; 36,648,232 and 36,186,686 shares issued;
  36,306,682 and 35,845,136 outstanding                                              365             362
 Notes receivable from stockholders                                                 (930)         (1,121)
 Additional paid-in capital                                                      185,211         189,008
 Accumulated deficit                                                            (329,264)       (318,880)
 Treasury stock, 341,550 shares at cost                                             (388)           (388)
                                                                               ---------       ---------

   Total stockholders' deficit                                                  (145,006)       (131,019)
                                                                               ---------       ---------

      Total liabilities, mandatorily redeemable convertible preferred
        stock and stockholders' deficit                                        $  77,023       $  89,453
                                                                               =========       =========


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ZTEL Q1 2004 Earnings
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                    Z-Tel Technologies, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                 (In thousands, except share and per share data)
                                   (Unaudited)


                                                           FOR THE THREE MONTH ENDED
                                                                    MARCH 31,
                                                        -------------------------------
                                                            2004               2003
                                                        ------------       ------------
Revenues                                                $     68,467       $     60,929
                                                        ------------       ------------

Operating expenses:
 Network operations, exclusive of depreciation and
   amortization shown below                                   34,035             26,782
 Sales and marketing                                           4,521              4,494
 General and administrative                                   34,571             26,906
 Depreciation and amortization                                 5,311              6,027
                                                        ------------       ------------

   Total operating expenses                                   78,438             64,209
                                                        ------------       ------------

   Operating loss                                             (9,971)            (3,280)
                                                        ------------       ------------

Nonoperating income (expense):
 Interest and other income                                       861                925
 Interest and other expense                                   (1,274)              (750)
                                                        ------------       ------------

   Total nonoperating expense                                   (413)               175
                                                        ------------       ------------

   Net loss                                                  (10,384)            (3,105)

   Less mandatorily redeemable convertible
     preferred stock dividends and accretion                  (4,365)            (4,237)
   Less deemed dividend related to beneficial
     conversion feature                                          (46)               (46)
                                                        ------------       ------------

   Net loss attributable to common stockholders         $    (14,795)      $     (7,388)
                                                        ============       ============

Weighted average common shares outstanding                36,066,905         35,268,253
                                                        ============       ============

Basic and diluted net loss per share                    $      (0.41)      $      (0.21)
                                                        ============       ============


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